Exhibit 99.2

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246	Applied Films Corporation 9586 I-25 Frontage Rd., Suite 200 Longmont, CO 80504 U.S.A.

FOR IMMEDIATE RELEASE

APPLIED FILMS CORPORATION ANNOUNCES AGREEMENT
TO SELL ITS SHARE IN ITS CHINA JOINT VENTURE

Longmont, Colorado (November 28, 2005) – Applied Films Corporation (NASDAQ: AFCO) announced today that it has entered into a definitive agreement to sell its 50% stake in its China Joint Venture, Suzhou NSG AFC Thin Films Electronics Co., Ltd., (“STEC”), located in Suzhou China.

The Company entered into a contract with its joint venture partner Nippon Sheet Glass (“NSG”), whereby NSG will purchase Applied Films’ share of STEC for $14.6 million (U.S.). The transaction is subject to the approval of the Chinese government, and it is estimated that this approval will be received within the next 30 days. Because the price is below the current book value of the joint venture (our original investment plus our share of STEC’s undistributed profit), the Company will incur an impairment charge on the net assets associated with this investment. This pretax charge is estimated to be in the range of $1.7 — $1.9 million in the current quarter. Going forward, the Company will no longer record equity earnings from the Joint Venture.

“This has been an excellent partnership and investment for Applied Films throughout the last six years. Although we have achieved a positive return on investment from this joint venture and place great value on our relationship with our partners, Nippon Sheet Glass Company, Ltd., we believe a Joint Venture for the coating of Glass is no longer core to our business and strategy. Our Joint Venture partner, NSG, has an excellent management team and we are confident that STEC will provide real strategic value for them,” said Thomas T. Edman, President and Chief Executive Officer of Applied Films Corporation.

Conference Call

Applied Films Corporation will conduct a conference call and webcast at 7:00 a.m. MT (9:00 a.m. ET) on November 28, 2005 to discuss the transaction in more detail. During the conference call and webcast, Thomas T. Edman, President and Chief Executive Officer, and Lawrence D. Firestone, Chief Financial Officer, will present the transaction and strategy going forward.

The public is invited to participate in the conference call by dialing 1-800-374-1496 or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, in the “Investor Relations” section under “Meetings and Presentations”. A replay of the recorded conference call will be available two hours after the live call, until December 5, 2005. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291 (International) and use Conference ID: 2903876.

Exhibit 99.2 - 1

Upcoming Events

Applied Films Corporation will be presenting at the CIBC World Markets “Best Ideas” Small and Mid Cap Conference on November 29, 2005 at the Millennium Broadway Hotel in New York City, New York. Applied Films will also present at the Lehman Brothers 2005 Global Technology Conference to be held on December 9, 2005 at The Fairmont Hotel in San Francisco, California.

About Applied Films Corporation

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural glass, solar cell, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change and volatility in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

Exhibit 99.2 - 2